Exhibit 1.01

Conflict Minerals Report of Under Armour, Inc.

Overview

This is the Conflict Minerals Report for Under Armour, Inc. (“Under Armour,” the “Company” or “we”, “us” or “our”) for calendar year 2020 in accordance with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Section 1502”) and Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”), that requires Under Armour to perform certain procedures and disclose information about the use and origin of conflict minerals if these minerals are deemed to be necessary to the functionality or production of a product manufactured, or contracted to be manufactured. The minerals covered by these rules are commonly referred to as “conflict minerals” and include tin, tantalum, tungsten and gold (collectively “3TG”).

Our principal business activities are the development, marketing and distribution of branded performance apparel, footwear and accessories for men, women and youth. The brand’s performance apparel and footwear are engineered in many designs and styles for wear in nearly every climate to provide a performance alternative to traditional products. Our products are sold worldwide and are worn by athletes at all levels, from youth to professional, on playing fields around the globe, as well as by consumers with active lifestyles.

Apparel

Our apparel is offered in a variety of styles and fits intended to enhance comfort and mobility, regulate body temperature and improve performance regardless of weather conditions. Our apparel is engineered to replace traditional non-performance fabrics in the world of athletics and fitness with performance alternatives designed and merchandised with a variety of innovative techniques and product styles.

Footwear

Footwear primarily includes products for running, basketball, cleated sports, slides, training and outdoor.

Accessories

Accessories primarily includes the sale of athletic performance gloves, bags, headwear and sports masks.

Licensed Products

We have agreements with licensees to develop certain Under Armour apparel, accessories and equipment. In order to maintain consistent quality and performance, our product, marketing, sales and quality assurance teams are involved in substantially all steps of the design and go to market process in order to maintain brand and compliance standards and consistency. During 2020, our licensees offered collegiate apparel and accessories, baby and youth apparel, team uniforms, socks, water bottles, eyewear and other specific hard goods equipment that feature performance advantages and functionality similar to our other product offerings.

Reasonable Country of Origin Inquiry

Under Armour performed an initial assessment and determined that certain of its products may contain conflict minerals. Based on this assessment, in accordance with Section 1502 and Rule 13p-1, Under Armour performed a “reasonable country of origin inquiry” (an “RCOI”) to determine which of the products that were in its supply chain after January 1, 2020 in fact contain conflict minerals, and whether these minerals were sourced from the Democratic Republic of Congo or adjoining countries (the “Covered Countries”) or came from recycled or scrap sources. As a result of the RCOI process, Under Armour has concluded in good faith that, during 2020, conflict minerals were necessary to the functionality or production of certain of its product offerings, components or subassemblies, are sourced from a global supply base, and visibility into the source of these minerals was not sufficient to determine their source of origin.

Due Diligence

For 2020, in accordance with Rule 13p-1, Under Armour performed due diligence from February 2020 through April 2020 to determine the impacted products and their suppliers, the source of conflict minerals in the Company’s product offerings, whether any originated from the Covered Countries and identify the smelters/refiners in Under Armour’s supply chain.

Under Armour’s due diligence measures conform in all material respects with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (the “OECD Framework”) and related supplements for each of the conflict minerals. This process includes building conflict minerals awareness across the supply base and surveying all suppliers that are known to or may provide products containing metal and/or conflict minerals.

Under Armour occupies a “downstream” position in the supply chain and followed the principles outlined in the OECD Framework for downstream companies with no direct relationships to smelters or refiners. In this context, “downstream” refers to the supply chain from smelters and refiners to wholesalers and retailers of products; it includes companies such as ours, as well as product and component manufacturers and retailers.

As a downstream purchaser, Under Armour’s due diligence cannot provide absolute assurance regarding the source and chain of custody of any conflict minerals in its products. Under Armour relies, to a large extent, on the information collected from its suppliers, which may be inaccurate or incomplete. A summary of Under Armour’s activities in line with the OECD Framework are outlined below.

Step 1: Establish strong company management systems:

Adopt and commit to a supply chain policy for minerals originating from conflict-affected and high-risk areas: Under Armour is in the process of updating its conflict minerals policy to demonstrate its commitment to responsible sourcing in conformance with the OECD Framework.

Structure internal management systems to support supply chain due diligence: Under Armour has a governance model to oversee the implementation and ongoing management of its conflict minerals compliance program. The governance structure is comprised of the core team consisting of members of the Product Safety & Compliance group with oversite by senior management including the Chief Operations Officer.

Establish a system of controls and transparency over the mineral supply chain: On an annual basis Under Armour evaluates parts and suppliers in the supply chain for potential conflict minerals risk. Supplier agreements require suppliers and licensees to provide information on their use and source of conflict minerals. Under Armour participates in an industry association to enhance transparency in the supply chain. Under Armour also documents key program decisions, processes, and procedures. Under Armour maintains conflict minerals records for a period of five years.

Strengthen company engagement with suppliers: Under Armour communicates its policy regarding conflict minerals to all Tier 1 suppliers and establishes expectations for their suppliers’ conflict minerals programs to enhance transparency in their supply chain.

Establish a company level grievance mechanism: Under Armour is evaluating providing a 24-hour monitored feedback mechanism on its website available to all interested parties to provide information or voice their concerns regarding Under Armour’s sourcing and use of conflict minerals in its products.

Step 2: Identify and assess risks in the supply chain:

Identify high-risk parts and suppliers: On an annual basis, Under Armour analyzes parts or products for conflict minerals and assesses the risks they contained conflict minerals from the affected areas.

Survey the suppliers: Under Armour requires suppliers to complete a survey based on the Responsible Minerals Initiative Conflict Minerals Reporting Template (“CMRT”). Suppliers certify that they will source responsibly and report annually on conflict minerals.

Collect and Review supplier responses: Under Armour reviews survey responses, validates them for completeness and sufficiency and follows up with suppliers as necessary. Based on this review, each survey is assigned a conflict minerals status, which categorizes the supplier into groups for internal reporting, supplier education and remediation purposes.

Aggregate supplier survey responses: Under Armour reviews aggregated supplier survey responses and reports key metrics to members of the core team as part of the conflict minerals reporting process.

Review and assess smelter information: Under Armour conducts a review of summary smelter information to determine if the smelter is certified as conformant, active or presents a “red flag” as defined by the OECD Framework. To make the determination of each smelter’s conflict status, Under Armour relies upon information provided by the Responsible Minerals Initiative (“RMI”). RMI conducts a risk-based assessment to certify smelters and refiners worldwide as being conformant or active after confirming specific information including country of origin for 3TGs that the smelter/refiner may purchase for its operations. RMI makes available to the public the list of smelters/refiners that have been certified by RMI as conformant or active.

Step 3: Design and implement a strategy to respond to identified risks:

Report findings to designated senior management outlining the information gathered and the actual and potential risks identified in the supply chain risk assessment: Under Armour completes an OECD gap analysis periodically and provides a summary of the identified risks and gaps to senior management with a recommended action plans to reduce risks and close gaps.

Devise and adopt a risk management plan: Under Armour maintains a risk mitigation strategy with the goal of systematically reducing the extent of exposure to Conflict Minerals risks and the likelihood of their occurrence and monitors its execution.  For the infrequent addition of new suppliers, Under Armour requires suppliers to acknowledge the annual requirement conflict minerals reporting requirements.

Implement the risk management plan, monitor and track performance of risk mitigation, report back to designated senior management and consider suspending or discontinuing engagement with a supplier after failed attempts at mitigation: Year over year Under Armour has matured its risk mitigation through continued narrowing of their approved suppliers who are consistently compliant with Under Armour’s annual reporting requirement and who consistently report primarily conformant smelters.  In addition, Under Armour continues to integrate its policies and procedures in a systematic and deliberate manner and has the capability to routinely obtain, maintain, and retrieve the key data required to demonstrate reasonable efforts for compliance for both regulatory requirements and customer inquiries.

Undertake additional fact and risk assessments for risks requiring mitigation, or after a change of circumstances: Under Armour’s redeveloped risk management plan will include additional fact finding and risk assessments for any identified risks or and changes in circumstances as part of Under Armour's annual review of its conflict minerals compliance program.

Step 4: Carry out independent third-party audit of smelter/refiner's due diligence practices:

Based on its position in the supply chain, Under Armour is not positioned to conduct audits of smelter/refiner’s due diligence practices directly and will continue to rely upon organizations such as the RMI for information on conformant smelters.

Step 5: Report annually on supply chain due diligence:

Annually report or integrate, where practicable, into annual sustainability or corporate responsibility reports, additional information on due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas: Annually, Under Armour summarizes, reviews, and approves compliance results and completes the Form Specialized Disclosure and the Conflict Minerals Report and timely files this report with the Securities and Exchange Commission.

For 2020, the due diligence procedures described above resulted in the following assertions:

Under Armour is unable to determine and to describe all the facilities used to process those conflict minerals necessary to the functionality or production of its products.

Certain suppliers responding to Under Armour’s inquiries indicated in their responses that the information provided was at a company or divisional level and did not include a list of smelters; therefore, Under Armour was unable to determine their country of origin.

Consistent with the OECD Framework for downstream companies, Under Armour’s efforts to determine the mine or location of origin of necessary conflict minerals with the greatest possible specificity encompassed the due diligence measures described above. This included a review of whether the smelters reported to be in the supply chain of Under Armour’s direct suppliers were verified as conformant with the Responsible Minerals Assurance Process (“RMAP”) assessment protocols. The results of these due diligence measures were not conclusive.

Reasonable Country of Origin Inquiry Results
Based on the processes described above Under Armour achieved a 96% response rate, highlighting the Company’s continuing commitment to a conflict minerals program and due diligence process. The results were as followed:

Under Armour received the following results from its Reasonable Country of Origin Inquiry:

Initial Assessment and Survey:

Suppliers identified as known or likely to contain Conflict Minerals: 28
Suppliers surveyed: 28
Responses received: 27

Based on the process described above, Under Armour received responses from 28 direct material suppliers, representing 96% of the suppliers surveyed that were used in its 2020 manufactured goods.

Based on the information provided by Under Armour’s suppliers utilized between January 1, 2020 and December 31, 2020, Under Armour believes that the facilities that may have been used to process 3TG’s in Under Armour’s in-scope product include the smelters and refiners noted below:

Smelters*	Gold	Tin	Tungsten	Tantalum
Number of Smelters	103	44	39	36
Number of Smelters and Refiners listed as "Conformant" by the RMI	99%	100%	100%	100%

*The supplier responses included Conformant, Known, Active and Unknown smelters, but based on the absence of reliable information on the Unknown smelters, only the Conformant, Active and Known smelters are included.

Under Armour believes that the facilities that may have been used to process 3TG’s in Under Armour’s products include the smelters and refiners listed in Appendix I below. The supplier responses included Conformant, Active, Known and Unknown smelters, but based on the absence of reliable information on the Unknown smelters, only the Conformant, Active and Known smelters have been included.

“Conformant” identifies all smelters or refiners that are compliant with the RMAP assessment protocols. Smelters and refiners with a “re-audit in progress” are still considered to be RMAP conformant. “Active” means that the smelter or refiner participants in the RMAP and have committed to undergo an audit or are participating in one of the cross-recognized certification programs. Smelters and refiners are identified as Active in the RMAP once they submit a signed Agreement for the Exchange of Confidential Information, Auditee Agreement, and have submitted a due diligence checklist. A smelter or refiner is listed as “Known” if it was previously part of the RMAP process that are no longer certified as Conformant and not identified as Active. The status information reflected in the table below is current as of April 27, 2021.

Due to Under Armour’s position in the supply chain, which is discussed earlier in this Conflict Minerals Report, Under Armour relies on its suppliers for accurate smelter or refiner information and its RCOI and due diligence measures do not provide certainty regarding the source and chain of custody of the necessary 3TG minerals contained in its in-scope products. In addition, the compliance status reflected in the table is based solely on information made publicly available by RMI, without independent verification by Under Armour.

APPENDIX I – Update Smelters

Metal	Smelter ID	Smelter Name	Smelter Country	Status
Gold	CID002763	8853 S.p.A.	ITALY	Conformant
Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	CID002560	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	CID000082	Asahi Pretec Corp.	JAPAN	Conformant
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	CID002850	AU Traders and Refiners	SOUTH AFRICA	Conformant
Gold	CID000113	Aurubis AG	GERMANY	Conformant
Gold	CID002863	Bangalore Refinery	INDIA	Conformant
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	CID000157	Boliden AB	SWEDEN	Conformant
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	CID000189	Cendres + Metaux S.A.	SWITZERLAND	Conformant
Gold	CID000233	Chimet S.p.A.	ITALY	Conformant
Gold	CID000264	Chugai Mining	JAPAN	Conformant
Gold	CID000362	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
Gold	CID000401	Dowa	JAPAN	Conformant
Gold	CID003195	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	CID000694	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Active
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	CID000814	Istanbul Gold Refinery	TURKEY	Conformant
Gold	CID002765	Italpreziosi	ITALY	Conformant
Gold	CID000823	Japan Mint	JAPAN	Conformant
Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA	Conformant

Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	CID000957	Kazzinc	KAZAKHSTAN	Conformant
Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
Gold	CID002762	L'Orfebre S.A.	ANDORRA	Conformant
Gold	CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	CID000689	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	CID002606	Marsam Metals	BRAZIL	Conformant
Gold	CID001113	Materion	UNITED STATES OF AMERICA	Conformant
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	CID001188	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
Gold	CID000493	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
Gold	CID001352	PAMP S.A.	SWITZERLAND	Conformant
Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	CID001498	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	CID002582	REMONDIS PMR B.V.	NETHERLANDS	Conformant
Gold	CID001534	Royal Canadian Mint	CANADA	Conformant
Gold	CID002761	SAAMP	FRANCE	Conformant

Gold	CID002973	Safimet S.p.A	ITALY	Conformant
Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant
Gold	CID002777	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	CID002580	T.C.A S.p.A	ITALY	Conformant
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	CID001955	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	CID002314	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	CID002003	Valcambi S.A.	SWITZERLAND	Conformant
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	CID002100	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Tantalum	CID000092	Asaka Riken Co., Ltd.	JAPAN	Conformant
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	CID000456	Exotech Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
Tantalum	CID002544	H.C. Starck Co., Ltd.	THAILAND	Conformant
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	CID002548	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	CID002549	H.C. Starck Ltd.	JAPAN	Conformant
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	CID002545	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant

Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	CID002539	KEMET Blue Metals	MEXICO	Conformant
Tantalum	CID001076	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	CID002847	PRG Dooel	NORTH MACEDONIA	Conformant
Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tin	CID000292	Alpha	UNITED STATES OF AMERICA	Conformant
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	CID001070	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	CID000402	Dowa	JAPAN	Conformant
Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	CID000468	Fenix Metals	POLAND	Conformant
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	CID000760	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	CID003379	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Conformant
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	CID002773	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	CID002774	Metallo Spain S.L.U.	SPAIN	Conformant

Tin	CID001173	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	CID001182	Minsur	PERU	Conformant
Tin	CID001191	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	CID001337	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	CID001453	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	CID001460	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	CID001477	PT Timah Tbk Kundur	INDONESIA	Conformant
Tin	CID001482	PT Timah Tbk Mentok	INDONESIA	Conformant
Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	CID001758	Soft Metais Ltda.	BRAZIL	Conformant
Tin	CID002834	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant
Tin	CID001898	Thaisarco	THAILAND	Conformant
Tin	CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	CID002180	Yunnan Tin Company Limited	CHINA	Conformant
Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	CID000004	A.L.M.T. Corp.	JAPAN	Conformant
Tungsten	CID002833	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	CID000568	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002542	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant

Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	CID003388	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002543	Masan Tungsten Chemical LLC (MTC)	VIET NAM	Conformant
Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant
Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	CID002843	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant